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                                                                    Exhibit 4.26

                            [LETTERHEAD OF INSYNQ]


October 2, 2000


     RE: Extension of the filing by Insynq, Inc. (the "Company") of the Registration Statement on Form SB-2 (the "Registration Statement")


To the parties attached on Exhibit A hereto:
                           ---------

     Due to our need for additional financing, we request that you, the undersigned stockholder of the Company, agree to extend the filing date of the Registration Statement which is required under your applicable Registration & Repurchase Agreement to no later than October 13, 2000.

     If you agree to this extension, please sign below and return this executed letter to Lisa A. Genecov, Locke Liddell & Sapp LLP, 2200 Ross Avenue, Suite 2200, Dallas, Texas, 75201.


                                          Best Regards,


                                          /s/ John P. Gorst
                                          John P. Gorst
                                          President and Chief Executive Officer


The undersigned hereby consents to extend the filing of the Registration Statement to no later than October 13, 2000.


                                    International Fluid Dynamics, Inc.
                                    ----------------------------------
                                    By: F C Fisher Jr. Pres.
                                        ------------------------------
                                    Name: F C Fisher Jr
                                          ----------------------------
                                    Title: President
                                           ---------------------------